Exhibit 10.3

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of January 24, 2011 (the “Effective Date”) among OXFORD FINANCE CORPORATION, a Delaware corporation with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”), Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation with offices located at 11085 N. Torrey Pines Road, Suite 300, La Jolla, CA 92037 and the additional Persons signing this Agreement as Borrowers (individually, a “Borrower, and collectively, the “Borrowers”) provides the terms on which Lenders shall lend to Borrowers and Borrowers shall repay Lenders. The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS

1.1 Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2.	LOANS AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrowers jointly and severally unconditionally promise to pay each Lender, the outstanding principal amount of the Term Loan advanced to Borrowers by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Term Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, Lenders agree, severally and not jointly, to make a term loan to Borrowers in an aggregate amount up to Twenty Million Dollars ($20,000,000) (the “Term Loan”) according to each Lender’s Term Loan Commitment as set forth on Schedule 1.1 hereto, on or before January 31, 2011, simultaneously with the closing of the CyDex Acquisition, and shall be used solely to fund a portion of the costs of the CyDex Acquisition. After repayment, the Term Loan may not be re-borrowed.

(b) Repayment. Borrowers shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of the Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. The Amortization Date initially is March 1, 2012, provided that, at the written election of a Borrower made on or before January 24, 2012, as long as an Event of Default is not then continuing, the Amortization Date shall be March 1, 2013. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrowers shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty (30) months from the Amortization Date (if the Amortization Date is March 1, 2012) or equal to eighteen (18) months from the Amortization Date (if the Amortization Date is March 1, 2013). All unpaid principal and accrued and unpaid interest with respect to the Term Loan is due and payable in full on the Maturity Date. The Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c) Mandatory Prepayments. If the Term Loan is accelerated following the occurrence of an Event of Default, Borrowers shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loan plus accrued interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment

Fee, plus (iv) all other sums, that shall have become due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loan in full, Borrowers shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loan. If the CyDex Acquisition does not close on or prior to February 15, 2011, Collateral Agent may, in its sole discretion, demand the immediate repayment of all outstanding principal, accrued interest, and any other amounts then outstanding under this Agreement and the Notes, and Borrower shall make such payment to Lenders within 15 days of such demand, provided in such case that Borrower shall not be required to pay the Prepayment Fee or the Final Payment.

(d) Permitted Prepayment of Term Loan. Borrowers shall have the option to prepay all, but not less than all, of the Term Loan advanced by Lenders under this Agreement, provided Borrowers (i) provide written notice to Collateral Agent of its election to prepay the Term Loan at least fourteen (14) days prior to such prepayment, and (ii) pay to Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loan plus accrued interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other sums, that shall have become due and payable, including Lenders’ Expenses, if any, and interest at the Default Rate with respect to any past due amounts.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed per annum rate (which rate shall be fixed for the duration of the Term Loan) equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the Term Loan, which interest shall be payable monthly in accordance with Sections 2.2(b) and 2.3(e). Interest shall accrue on the Term Loan commencing on, and including, the day on which the Term Loan is made, and shall accrue, or any portion thereof, for the day on which the Term Loan or such portion is paid.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c) 360-Day Year. Interest shall be computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days.

(d) Debit of Accounts. Collateral Agent and each Lender may debit any of a Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts a Borrower owes Lenders under the Loan Documents when due. These debits shall not constitute a set-off.

(e) Payments. Except as otherwise expressly provided herein, all loan payments by a Borrower hereunder shall be made to the respective Lender to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by a Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4 Secured Promissory Notes. The Term Loan shall be evidenced by a Secured Promissory Note in the form attached as Exhibit D hereto (the “Secured Promissory Note”), and shall be repayable as set forth herein. Each Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the

Funding Date of the Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of the Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of a Borrower hereunder or under any Secured Promissory Note to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit/indemnification agreement of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrowers shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.5 Fees. Borrowers shall pay to Collateral Agent:

(a) Facility Fee. A fully earned, non-refundable facility fee of $100,000, which fee has already been fully paid before the date of this Agreement;

(b) Final Payment. The Final Payment, when due hereunder, to be shared among Lenders in accordance with their respective Pro Rata Shares;

(c) Prepayment Fee. The Prepayment Fee, when due hereunder, to be shared among Lenders in accordance with their respective Pro Rata Shares;

(d) Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.6 Withholding. Payments received by Lenders from a Borrower hereunder will be made free and clear of any withholding taxes. If at any time any Governmental Authority, applicable law, regulation or international agreement requires a Borrower to make any such withholding or deduction from any such payment or other sum payable hereunder to Lenders, such the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and such Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Each Borrower will, upon request, furnish Lenders with proof reasonably satisfactory to Lenders indicating that such Borrower has made such withholding payment provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by such Borrower. The agreements and obligations of each Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

3.	CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make the Term Loan is subject to the condition precedent that Collateral Agent shall consent to or shall have received, in form and substance satisfactory to Collateral Agent, such documents, and completion of such other matters, as Collateral Agent may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents to which a Borrower is a party;

(b) duly executed original signatures to Control Agreements with any Persons with whom a Borrower maintains a depository or securities account;

(c) duly executed original Secured Promissory Notes in favor of each Lender according to its Term Loan Commitment Percentage;

(d) the Operating Documents of each Borrower and good standing certificates of each Borrower certified by the Secretary of State of the State of its incorporation and each state in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(e) the Perfection Certificate;

(f) duly executed original signatures to an officer’s certificate for each Borrower;

(g) Collateral Agent shall have received certified copies, dated as of a recent date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(h) a landlord’s consent executed in favor of Collateral Agent;

(i) a legal opinion of Borrowers’ counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(j) evidence satisfactory to Collateral Agent that the insurance policies required by Section 6.5 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of Lenders;

(k) the agreements executed in connection with the CyDex Acquisition; and

(l) payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.2 Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) receipt by Collateral Agent of an executed Payment/Advance Form in the form of Exhibit B attached hereto;

(b) the representations and warranties in Section 5 hereof shall be true, in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is each Borrower’s representation and warranty on that date that the representations and warranties in Section 5 hereof are true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c) in such Lender’s sole discretion, there has not been any Material Adverse Change or any material adverse deviation by any Borrower from the most recent business plan of Borrowers presented to and accepted by Collateral Agent; and

(d) payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.3 Covenant to Deliver. Each Borrower shall deliver to Collateral Agent each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Credit Extension. Borrowers acknowledge that a Credit Extension made prior to the receipt by Collateral Agent of any such item shall not constitute a waiver by Lenders of Borrowers’ obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole discretion.

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan set forth in this Agreement, to obtain the Term Loan, a Borrower shall notify Collateral Agent (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time two (2) Business Days prior to the date the Term Loan is to be made. Together with any such electronic or facsimile notification, such Borrower shall deliver to Collateral Agent by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Upon receipt of a Payment/Advance Form, Collateral Agent shall promptly provide a copy of that Payment/Advance Form to each Lender. Collateral Agent may rely on any telephone notice given by a person whom Collateral Agent reasonably believes is a Responsible Officer or designee. On the Funding Date, each Lender shall credit and/or transfer (as applicable) to Borrower’s Designated Deposit Account, an amount equal to its Term Loan Commitment.

4.	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Each Borrower grants Collateral Agent, for the ratable benefit of Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Each Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this agreement to have priority to Collateral Agent’s Lien. If a Borrower shall acquire a commercial tort claim (as defined in the Code), such Borrower shall promptly notify Collateral Agent in a writing signed by such Borrower of the general details thereof (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent. If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower or Guarantor, as applicable.

4.2 Authorization to File Financing Statements. Each Borrower authorizes Collateral Agent to file financing statements or take any other action required to prefect Collateral Agent’s security interests in the Collateral with all jurisdictions to perfect or protect Collateral Agent’s and each Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, shall be deemed to violate the rights of Collateral Agent and Lenders under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Collateral Agent’s discretion.

5.	REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to Collateral Agent and Lenders as follows at all times:

5.1 Due Organization, Authorization: Power and Authority. Each Borrower and each of its Subsidiaries is duly existing and in good standing as Registered Organizations in its jurisdiction of organization. Each Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Ligand Pharmaceuticals Incorporated (“Ligand”) has delivered to Collateral Agent a perfection certificate (the “Perfection Certificate”). Ligand warrants that (a) Ligand’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Ligand is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Ligand’s organizational identification number or accurately states that Ligand has none; (d) the Perfection Certificate accurately sets forth Ligand’s place of business, or, if more than one, its chief executive office as well as Ligand’s mailing address (if different than its chief executive office); (e) subject to exceptions disclosed in writing by Ligand to Collateral Agent before the Effective Date, no Borrower (and each of their respective predecessors) has, in the past five (5) years, changed its jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Ligand and each of its Subsidiaries is accurate and complete (it being understood and agreed that Ligand may from time to time update certain information in the Perfection Certificate (including the information set forth in clause (d) above) after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If a Borrower or any Subsidiary is not now a Registered Organization but later becomes one, such Borrower shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational identification number within five (5) Business Days of receiving such organizational identification number.

The execution, delivery and performance by a Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of such Borrower’s organizational documents, including the Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Borrower or any of its Subsidiaries or any of their assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals that have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which a Borrower or any of its Subsidiaries or their respective properties is bound. No Borrower is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral.

(a) Each Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and no Borrower has any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificate delivered to Collateral Agent in connection herewith with respect of which a Borrower has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

(b) On the Effective Date, the Collateral is not in the possession of any third party bailee (such as a warehouse) except as disclosed in the Perfection Certificate, and, as of the Effective Date, no such third party bailee possesses components of the Collateral in excess of Fifty Thousand Dollars ($50,000). None of the components of the Collateral shall be maintained at locations other than as disclosed in the Perfection Certificate on the Effective Date or as permitted pursuant to Section 7.2. In the event that a Borrower intends to store or otherwise deliver any portion of the Collateral to a bailee in excess of Fifty Thousand Dollars ($50,000), then such Borrower will first receive the written consent of Collateral Agent and such bailee must execute and deliver a bailee agreement in form and substance reasonably satisfactory to Collateral Agent.

(c) All Inventory is in all material respects of good and marketable quality, free from material defects.

(d) Subject to contested matters disclosed in the SEC Filings, each Borrower is the sole owner of the material items of Intellectual Property it purports to own, except for non-exclusive licenses granted to its customers in the ordinary course of business and licenses to strategic partners. Except as noted on the Perfection Certificate, as supplemented from time to time (but subject to Section 6.7 at all times, and further subject to the expiration of Patents at the conclusion of their statutory term), each Borrower’s Patents are valid and enforceable and no part of a Borrower’s Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of each Borrower’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by a Borrower violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on such Borrower’s business. Except as noted on the Perfection Certificate, no Borrower is a party to, nor is bound by, any material license or other agreement with respect to which such Borrower is the licensee that (i) prohibits or otherwise restricts such Borrower from granting a security interest in its interest in such license or agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s right to sell any Collateral. A Borrower shall provide written notice to Collateral Agent within ten (10) days of entering into or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Each Borrower shall take such commercially reasonable steps as Collateral Agent requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) all such licenses or agreements to be deemed “Collateral” and for Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (ii) Collateral Agent shall have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

5.3 Litigation. Except as disclosed on the Perfection Certificate, there are as of the date of this Agreement no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Borrower, or any of its Subsidiaries involving more than One Hundred Thousand Dollars ($100,000).

5.4 No Material Deterioration in Financial Condition; Financial Statements. All consolidated financial statements for each Borrower and its Subsidiaries delivered to Collateral Agent fairly present, in all material respects the consolidated financial condition of such Borrower and its Subsidiaries and the consolidated results of operations of Borrowers and their Subsidiaries. There has not been any material deterioration in the consolidated financial condition of a Borrower or its Subsidiaries since the date of the most recent financial statements submitted to Collateral Agent.

5.5 Solvency. The fair salable value of each Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance. No Borrower is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). No Borrower or any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Borrower has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of a Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Each Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted. None of Borrower or its Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. Neither Borrower, nor, to the knowledge of Borrower, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7 Subsidiaries; Investments. No Borrower owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Each Borrower and its Subsidiaries have timely filed all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and its

Subsidiaries in all jurisdictions in which such Borrower or its Subsidiaries are subject to taxes, including the United States, unless such taxes are being contested in accordance with the following sentence. Each Borrower and its Subsidiaries may defer payment of any contested taxes, provided that a Borrower or such Subsidiary (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. No Borrower is aware of any claims or adjustments proposed for any of Borrower or its Subsidiaries prior tax years that could result in material additional taxes becoming due and payable by such Borrower or its Subsidiaries. Each Borrower and its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and such Borrower and its Subsidiaries have not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9 Use of Proceeds. Borrowers shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.

5.10 Full Disclosure. No written representation, warranty or other statement of a Borrower in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by a Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6.	AFFIRMATIVE COVENANTS

Each Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to have a material adverse effect on Borrower’s business.

(b) Obtain and keep in full force and effect, all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of Lenders, in all of the Collateral. Each Borrower shall promptly provide copies to Collateral Agent of any material Governmental Approvals obtained by Borrower.

6.2 Financial Statements, Reports, Certificates.

(a) Deliver to Collateral Agent: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering the consolidated operations of Borrower and its Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion; (iii) as soon as available after approval thereof by Borrower’s Board of Directors, but no later than January 31 of each of Borrower’s fiscal years, Borrower’s financial projections for the entire current fiscal year as approved by Borrower’s Board of Directors, which such annual projections shall be set forth in a month-by-month format (such annual financial projections as originally delivered to Collateral Agent and Lenders are referred to herein as the “Annual Projections”); (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or holders of Subordinated Debt; (v) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission, (vi) prompt notice of (A) any material change in the composition of the Intellectual Property, (B) notice of the registration of any copyright, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark, and (C) prompt notice of Borrower’s knowledge of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property; (vii) as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end bank statements for each deposit account or securities account maintained by Borrower or any Subsidiary, which bank statements may be provided to Collateral Agent by Borrower or directly from the applicable bank(s), and (viii) other financial information as reasonably requested by Collateral Agent.

(b) Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than thirty (30) days after the last day of each month, deliver to Collateral Agent, a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Keep proper books of record and account in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. At the sole cost of Borrower, Borrower shall allow Collateral Agent and Lenders to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral.

6.3 Inventory; Returns. Keep substantially all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower shall promptly notify Collateral Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000) individually or in the aggregate in any calendar year.

6.4 Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Collateral Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for similarly situated companies in Borrower’s industry and location and as Collateral Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Collateral Agent at least thirty (30) days notice before canceling, amending, or declining to renew its policy. At Collateral Agent’s request, a Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent on behalf of Lenders on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, a Borrower shall have the option of applying the proceeds of any casualty policy up to $50,000 with respect to any loss, but not exceeding $100,000, in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which

Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of Lenders, on account of the Obligations. If a Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent, Collateral Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent deems prudent.

6.6 Operating Accounts.

(a) Maintain all of such Borrower’s and all of their Subsidiaries’ operating and other deposit accounts and securities accounts in accounts that are subject to a Control Agreement in favor of Collateral Agent, other than Certificate of Deposit account No. 60100378 maintained with Square 1 Bank (the “Cash Collateral Account”), which shall be subject to a Control Agreement only (i) until Borrower enters into a Loan and Security Agreement between Borrower and Square 1 Bank, as amended from time to time (the “Square 1 Agreement”) and (ii) after Borrower has repaid any amounts that remain owing thereunder or Square 1 Bank no longer has any obligation to make any credit extensions to Borrower under the Square 1 Agreement. Borrower shall cause the Cash Collateral Account to be closed or made subject to a Control Agreement at all other times. Borrower shall not permit the balance in the Cash Collateral Account to exceed $5,000,000, nor permit the Collateral Account to secure any obligations other than those arising under the Square 1 Agreement.

(b) Such Borrower shall, and shall cause its Subsidiaries to, provide Collateral Agent five (5) days’ prior written notice before establishing any Collateral Account. In addition, for each Collateral Account that Borrower or Guarantor or any of their Subsidiaries any time maintains, such Borrower shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Collateral Agent.

(c) No Borrower or its Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts located in the United States in accordance with Sections 6.6(a) and (b).

6.7 Protection of Intellectual Property Rights. Such Borrower shall: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to its business; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to its business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s written consent. If a Borrower (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or Guarantor shall provide written notice thereof to Collateral Agent and each Lender.

6.8 Evidence of Recording. Each Borrower shall promptly provide to Collateral Agent evidence of the recording of any agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in the Collateral.

6.9 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Collateral Agent, without expense to Collateral Agent or Lenders, such Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or Lenders with respect to any Collateral or relating to such Borrower.

6.10 Notices of Litigation and Default. Such Borrower will give prompt written notice to Collateral Agent of any litigation or governmental proceedings pending or threatened (in writing) against such Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Thousand Dollars ($100,000) or more or which could reasonably be expected to have a material adverse effect with respect to Borrower’s business. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Collateral Agent of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.11 Creation/Acquisition of Subsidiaries. In the event such Borrower or any Subsidiary creates or acquires any Subsidiary, such Borrower and such Subsidiary shall promptly notify Collateral Agent of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent to cause each such Subsidiary to become a Borrower hereunder and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and such Borrower, as applicable, shall grant and pledge to Collateral Agent, for the ratable benefit of Lenders, a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary.

6.12 Further Assurances.

(a) Execute any further instruments and take further action as Collateral Agent reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

(b) Deliver to Collateral Agent, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise on the operations of Borrower or any of its Subsidiaries.

6.13 Post Closing Requirements. Such Borrower shall complete each of the post-closing obligations and/or provide to Collateral Agent each of the documents, instruments, agreements and information listed on a Post-Closing Letter signed by Borrowers and Collateral Agent on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance reasonably satisfactory to Collateral Agent. Failure of a Borrower to deliver the post-closing items within the time periods set forth in the Post-Closing Letter shall constitute an Event of Default.

7.	NEGATIVE COVENANTS

No Borrower shall, nor permit any of its Subsidiaries to, do any of the following:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses (or exclusive field-of-use licenses) for the use of the Intellectual Property in the ordinary course of business in connection with joint ventures and corporate collaborations which could not result in a legal transfer of title of the licensed property and with respect to which Borrower expressly retains the first right to prosecute any patents and patent applications as well as the first right to enforce any potential infringement of any such exclusively licensed patents and patent applications but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; or (e) of Intellectual Property that is both (i) nonmaterial and (ii) nonstrategic.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) any Key Person shall cease to be actively engaged in the management of such Borrower unless a replacement for such Key Person, reasonably satisfactory to Lenders holding at least a majority of the aggregate outstanding principal balance of the Term Loan, is approved by such Borrower’s Board of Directors and engaged by such Borrower within ninety (90) days, or (ii) enter into any transaction or series of related transactions in which the stockholders of such Borrower who were not stockholders immediately prior to the first such transaction own more than 40% of the voting stock of such Borrower immediately after giving effect to such transaction or related series of such transactions. No Borrower shall, without at least thirty (30) days prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Fifty Thousand Dollars ($50,000) in such Borrower’s assets or property), (B) change its jurisdiction of organization, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Except for the CyDex Acquisition, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary as long as the surviving Subsidiary is a Borrower hereunder or into Borrower as long as Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom. Borrower and its Subsidiaries may enter into any of the foregoing transactions provided (i) the aggregate net cash consideration given (cash paid and mandatory funding obligations undertaken, less Cash Equivalents acquired) in such transactions does not exceed $5,000,000 in any calendar year and the aggregate Indebtedness assumed in connection with such transactions is (a) unsecured and (b) does not exceed $5,000,000 in any calendar year, (ii) such Borrower is the surviving entity or the surviving entity becomes a Borrower hereunder, and (iii) no Event of Default is occurring prior thereto or exists after giving effect thereto. Collateral Agent shall respond within ten (10) days to the request by a Borrower to waive this Section 7.3 or permit a transaction to occur that, without such permission, would violate this Section 7.3.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this agreement to have priority to Collateral Agent’s Lien), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent) with any Person that directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning or encumbering its or any Subsidiary’s property, except as is otherwise permitted in Section 7.1 and the definition of “Permitted Liens”.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6.

7.7 Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment or redeem, retire or purchase any capital stock (other (i) than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Fifty Thousand Dollars ($50,000) in the aggregate per fiscal year and (ii) repurchases of its common stock from time to time in privately negotiated and open market transactions in an aggregate repurchase amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in any fiscal year, provided such repurchases are on commercially reasonable terms and not executed at a premium to fair market value) or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or Guarantor, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lenders.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with any law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11 Compliance with Anti-Terrorism Laws. Collateral Agent notifies each Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and Guarantor and their principals, which information includes the name and address of such Borrower and its principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti-Terrorism Laws. No Borrower will, nor will such Borrower permit any Subsidiary or Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. A Borrower shall immediately notify Collateral Agent if such Borrower has knowledge that a Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Borrower will, nor will any Borrower permit, any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

8.	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. A Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) A Borrower fails or neglects to perform any obligation in Sections 6 or Borrower or violates any covenant in Section 7; or

(b) A Borrower or any of its Subsidiaries fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the date that Borrower knew, or reasonably should have known, of the occurrence of such default; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by such Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period);

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of a Borrower or of any entity under control of a Borrower (including a Subsidiary) on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which a Borrower maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against any of a Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b) (i) any of a Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Borrower from conducting any substantial part of its business;

8.5 Insolvency. (a) A Borrower is unable generally to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) a Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in any agreement to which a Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a material adverse effect on such Borrower’s business.

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against a Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);

8.8 Subordinated Debt. A default or breach occurs under any agreement between a Borrower and any creditor that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or Lenders, or any creditor that has signed such an agreement with Collateral Agent or Lenders breaches any terms of such agreement;

8.9 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of a Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of a Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction that could reasonably be expected to have a material adverse effect on such Borrower’s business.

8.10 Lien Priority. Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens; or

8.11 Misrepresentations. A Borrower or any Person acting for such Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

9.	RIGHTS AND REMEDIES

9.1 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of any Lender shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to a Borrower, (ii) by notice to a Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or Lenders) or (iii) by notice to a Borrower suspend or terminate the obligations, if any, of Lenders to advance money or extend credit for any Borrower’s benefit under this Agreement or under any other agreement between a Borrower and Collateral Agent and/or Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of Lenders to advance money or extend credit for any Borrower’s benefit under this Agreement or under any other agreement between a Borrower and Collateral Agent and/or Lenders shall be immediately terminated without any action by Collateral Agent or Lenders).

(b) Without limiting the rights of the Collateral Agent and Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default Collateral Agent shall have the right, at the written direction of the Required Lenders, without notice or demand, to do any or all of the following:

(i) foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii) apply to the Obligations any (a) balances and deposits of any Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of any Borrower; and/or

(iii) commence and prosecute an Insolvency Proceeding or consent to a Borrower commencing any Insolvency Proceeding.

(c) Without limiting the rights of the Collateral Agent and Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing a Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Each Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, such Borrower’s rights under all licenses and all franchise agreements inure to Collateral Agent for the benefit of Lenders;

(iv) place a “hold” on any account maintained with Collateral Agent or Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v) demand and receive possession of all of a Borrower’s Books;

(vi) appoint a receiver to cease, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of a Borrower; and

(vii) Subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance. As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

9.2 Power of Attorney. Each Borrower irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse such Borrower’s name on any checks or other forms of payment or security; (b) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under such Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Such Borrower appoints Collateral Agent as its lawful attorney-in-fact to sign such Borrower’s name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Collateral Agent and Lenders are under no further obligation to make Credit Extensions hereunder. Collateral Agent’s foregoing appointment as such Borrower’s attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Collateral Agent’s and Lenders’ obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If a Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount that such Borrower is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide a Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of such Borrower of all or any part of the Obligations, and, as between such Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of a Borrower owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to such Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of the Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by a Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims. To the extent any payment for the account of a Borrower is required to be returned as a voidable transfer or otherwise, Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.

9.5 Liability for Collateral. So long as Collateral Agent and Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and Lenders, Collateral Agent and Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Collateral Agent’s failure, at any time or times, to require strict performance by a Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and then is only effective for the specific instance and purpose for which it is given. Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Collateral Agent has all rights and remedies provided under the Code, any applicable law, by law, or in equity. Collateral Agent’s exercise of one right or remedy is not an election, and Collateral Agent’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Waiver. Each Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent on which a Borrower is liable.

10.	NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	LIGAND PHARMACEUTICALS INCORPORATED 11085 N. Torrey Pines Road, Suite 300 La Jolla, CA 92037 Attn: John P. Sharp, Vice President and Chief Financial Officer Fax: (858) 550-5608 Email:jsharp@ligand.com

If to Collateral Agent:	Oxford Finance Corporation 133 North Fairfax Street Alexandria, Virginia 22314 Attention: General Counsel Fax: (703) 519-5225

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Each Borrower, Lenders and Collateral Agent each submit to the exclusive jurisdiction of the State and Federal courts in San Diego County, California. NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST A BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH COLLATERAL AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE COLLATERAL AGENT’S AND LENDERS’ RIGHTS AGAINST A BORROWER OR ITS PROPERTY. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and such Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to a Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, COLLATERAL AGENT, AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Diego County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Diego County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Diego County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12.	GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign this Agreement or any rights or obligations under it without Collateral Agent’s prior written consent (which may be granted or withheld in Collateral Agent’s discretion, subject to Section 12.6). Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents provided, however, that any such Lender Transfer (other than a sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”). Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require.

12.2 Indemnification. Each Borrower shall indemnify, defend and hold Collateral Agent and Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or Lenders (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person from, following, or arising from transactions between Collateral Agent, and/or Lenders and any Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Each Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of such Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Correction of Loan Documents. Collateral Agent and Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.6 Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by a Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by such Borrower, Collateral Agent and the Required Lenders provided that

(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii) no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;

(iii) no such amendment, waiver or other modification shall, unless signed by all Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to the Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to the Term Loan (B) postpone the date fixed for, or waive, any payment of principal of the Term Loan or of interest on the Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize a Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by a Borrower of any of its rights and obligations under any Loan Document or release a Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

(iv) the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b) Other than as expressly provided for in Section 12.6(a)(i)-(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of a Borrower.

(c) This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrowers in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.9 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information of a Borrower, Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) confidentially to Lenders’ and Collateral Agent’s Subsidiaries or Affiliates; (b) confidentially to prospective transferees or purchasers of any interest in the Credit Extensions; (c) as required by law, regulation, subpoena, or other order; (d) in connection with the securitization of certain of Lenders’ assets or a loan by a senior lender to any of Lenders; (e) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (f) as Collateral Agent considers appropriate in exercising remedies under the Loan Documents; and (g) to third party service providers of Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in Lenders’ and/or Collateral Agent’s possession when disclosed to Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to Lenders and/or Collateral Agent; or (ii) is disclosed to Lenders and/or Collateral Agent by a third party, if Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and Lenders may use non-scientific confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as neither Collateral Agent nor any Lender discloses a Borrower’s identity or the identity of any person associated with Borrower unless otherwise expressly permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10 Right of Set Off. Each Borrower grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or Lenders or any entity under the control of Collateral Agent or Lenders (including a Collateral Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or Lenders may set off the same or any part thereof and apply the same to any liability or obligation of a Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11 Coborrowers. Only Ligand Pharmaceuticals Incorporated may request Advances hereunder. Each Borrower appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Borrower shall be jointly and severally obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

13.	COLLATERAL AGENT

13.1 Appointment and Authorization of Collateral Agent. Each Lender irrevocably appoints, designates and authorizes Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

13.2 Delegation of Duties. Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

13.3 Liability of Collateral Agent. Except as otherwise provided herein, no Collateral Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Collateral Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Affiliate thereof.

13.4 Reliance by Collateral Agent. Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile, or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to a Borrower), independent accountants and other experts selected by Collateral Agent. Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

13.5 Notice of Default. Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default and/or Event of Default, unless Collateral Agent shall have received written notice from a Lender or a Borrower, describing such default or Event of Default. Collateral Agent will notify Lenders of its receipt of any such notice. Collateral Agent shall take such action with respect to an Event of Default as may be directed in writing by the Required Lenders in accordance with Article 9(a); provided, however, that while an Event of Default has occurred and is continuing, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Collateral Agent shall deem advisable or in the best interest of Lenders, including without limitation, satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Loan Documents, payment of taxes on behalf of a Borrower, payments to landlords, warehouseman, bailees and other persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting a Borrower and/or the Collateral.

13.6 Credit Decision; Disclosure of Information by Collateral Agent. Each Lender acknowledges that no Collateral Agent-Related Person has made any representation or warranty to it, and that no act by Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Collateral Agent-Related Person to any Lender as to any matter, including whether Collateral Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Collateral Agent that it has, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of a Borrower and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of a Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Collateral Agent herein, Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of a Borrower or any of its Affiliates which may come into the possession of any Collateral Agent-Related Person.

13.7 Indemnification of Collateral Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Collateral Agent-Related Person (to the extent not reimbursed by or on behalf of a Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Collateral Agent-Related Person from and against any and all Claims (which shall not include legal expenses of Collateral Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Collateral Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Collateral Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 13.7. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Lenders’ Expenses incurred after the closing of the transactions contemplated by this Agreement) incurred by Collateral Agent (in its capacity as Collateral Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Collateral Agent is not reimbursed for such expenses by or on behalf of a Borrower. The undertaking in this Section 13.7 shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Collateral Agent.

13.8 Collateral Agent in its Individual Capacity. With respect to its Credit Extensions, Oxford shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Collateral Agent, and the terms “Lender” and “Lenders” include Oxford in its individual capacity.

13.9 Successor Collateral Agent. Collateral Agent may resign as Collateral Agent upon ten (10) days’ notice to Lenders. If Collateral Agent resigns under this Agreement, all Lenders shall appoint from among Lenders (or the affiliates thereof) a successor Collateral Agent for Lenders, which successor Collateral Agent shall (unless an Event of Default has occurred and is continuing) be subject to the approval of Borrower (which approval shall not be unreasonably withheld or delayed). If no successor Collateral Agent is appointed prior to the effective date of the resignation of Collateral Agent, Collateral Agent may appoint, after consulting with Lenders, a successor Collateral Agent from among Lenders (or the affiliates thereof). Upon the acceptance of its appointment as successor Collateral Agent hereunder, the Person acting as such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the respective term “Collateral Agent” means such successor Collateral Agent and the retiring Collateral Agent’s appointment, powers and duties in such capacities shall be terminated without any other further act or deed on its behalf. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Article 13 and Sections 2.3(d) and 12.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor Collateral Agent has accepted appointment as Collateral Agent by the date ten (10) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Collateral Agent hereunder until such time, if any, as Lenders appoint a successor agent as provided for above.

13.10 Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to a Borrower, Collateral Agent (irrespective of whether the principal of any Loan, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Collateral Agent shall have made any demand on a Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Collateral Agent and their respective agents and counsel and all other amounts due Lenders and Collateral Agent allowed in such judicial proceeding); and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Collateral Agent and, in the event that Collateral Agent shall consent to the making of such payments directly to Lenders, to pay to Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Collateral Agent and its agents and counsel, and any other amounts due Collateral Agent under Section 2.3(d). To the extent that Collateral Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

13.11 Collateral and Guaranty Matters. Lenders irrevocably authorize Collateral Agent, at its option and in its discretion, to release any Guarantor and any Lien on any Collateral granted to or held by Collateral Agent under any Loan Document (i) upon the date that all Obligations due hereunder (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully and indefeasibly paid in full and no Term Loan Commitments or other obligations of any Lender to provide funds to a Borrower under this Agreement remain outstanding, (ii) that is transferred or to be transferred as part of or in connection with any Transfer permitted hereunder or under any other Loan Document, or (iii) as approved in accordance with Section 12.6. Upon request by Collateral Agent at any time, all Lenders will confirm in writing Collateral Agent’s authority to release its interest in particular types or items of Property, pursuant to this Section 13.11.

13.12 Cooperation of Borrower. At the request of Collateral Agent, each Borrower shall (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (ii) make such Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing) and (iii) assist Collateral Agent or Lenders in the preparation of information relating to the financial affairs of such Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9 such Borrower authorizes each Lender to disclose confidentially to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning such Borrower and its financial affairs which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

14.	DEFINITIONS

14.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is specified in Section 2.2(b).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approved Lender” has the meaning given it in Section 12.1.

“Basic Rate” means with respect to the Term Loan, the per annum rate of interest (based on a year of 360 days) equal to the greater of (a) 8.63% per annum and (b) the sum of (i) 8.34% plus (ii) the 3-month LIBOR rate reported in The Wall Street Journal three (3) Business Days prior to the Funding Date of the Term Loan.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all a Borrower’s books and records including ledgers, federal, and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (c) certificates of deposit maturing no more than two (2) years after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent. For the avoidance of doubt, the direct purchase by Borrower, Guarantor, co-borrower, or any subsidiary of a Borrower of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower, Guarantor, co-borrower, or any subsidiary of a Borrower shall be conclusively determined by Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and each Borrower and its Subsidiaries are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of a Borrower described on Exhibit A and any and all other properties, rights and assets of such Borrower granted by such Borrower to Collateral Agent for the ratable benefit of Lenders or arising under the Code or other applicable law, now, or in the future.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Collateral Agent” means, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of Lenders.

“Collateral Agent-Related Person” means the Collateral Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Collateral Agent-Related Person shall be an Affiliate of Borrower or Guarantor .

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which a Borrower or Guarantor maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or Guarantor maintains a Securities Account or a Commodity Account, Borrower or Guarantor, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Credit Extension” is the Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit.

“CyDex Acquisition” is the acquisition by Borrower of the capital stock and/or assets of CyDex Pharmaceuticals, Inc.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number             , maintained with             .

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of $5,000,000,000, and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) unless Collateral Agent has declared all amounts outstanding under this Agreement immediately due and payable, a direct competitor of Borrower or Guarantor or a vulture hedge fund, each as determined by Collateral Agent. Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 8.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of the Term Loan, or (c) the prepayment of the Term Loan pursuant to Section 2.2(c) or 2.2(d), equal to the original principal amount of the Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is six percent (6.0%).

“Funding Date” is any date on which a Credit Extension is made to or on account of a Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is each Person who guarantees satisfaction of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” consists of the copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, and the goodwill of the business of any Person connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” means each of Borrower’s (i) Chief Executive Officer, who is John L. Higgins as of the Effective Date, and (ii) Chief Financial Officer, who is John P. Sharp as of the Effective Date.

“Lender” is any one of Lenders.

“Lenders” shall mean the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or Lenders in connection with the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, each Compliance Certificate, any subordination agreements, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or Guarantor for the benefit of Lenders and Collateral Agent in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) or prospects of Borrower or Guarantor; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is August 1, 2014.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes Lenders now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State of such Person’s jurisdiction of organization on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Payment Date” is the first (1st) calendar day of each calendar month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s and Guarantor’s Indebtedness to Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness secured by liens specified in clause (c) of the definition of “Permitted Liens” provided such Indebtedness shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate principal amount outstanding at any one time;

(f) Indebtedness of up to Five Million Dollars ($5,000,000) secured exclusively by a security interest in a Deposit Account held with, or Certificate of Deposit issued by, the holder of such Indebtedness, and on terms reasonably acceptable to Agent;

(g) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business; and

(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, Guarantor or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments shown on the Perfection Certificate and existing on the Effective Date;

(b) Investments in cash and Cash Equivalents; and

(c) Investments in the stock of CyDex Pharmaceuticals, Inc. and any stock or equity in any company acquired in a future permitted acquisition pursuant to Section 7.3.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower or Guarantor maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended , and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment or other assets subject to capital leases acquired or held by Borrower or Guarantor incurred for financing the acquisition of the Equipment or such assets subject to capital leases, or (ii) on existing Equipment or such assets subject to capital leases when acquired, in each case if the Lien is confined to the property and improvements and the proceeds of the Equipment or other assets subject to capital leases; provided that such Liens under this clause (c) (A) may have priority over liens granted to Collateral Agent hereunder to the extent provided under the Code so long as the Indebtedness secured by the Liens remain outstanding and (B) may secure Indebtedness of no more than One Hundred Thousand Dollars ($100,000) in the aggregate principal amount outstanding at any one time;

(d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided they have no priority over any of Collateral Agent’s Lien and the aggregate amount of the obligations secured by such Liens does not any time exceed Twenty-Five Thousand Dollars ($25,000);

(e) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the ordinary course of Borrower’s or Guarantor’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent a security interest; and

(f) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred made in the ordinary course of business arising in connection with Borrower’s or Guarantor’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;

(g) Liens to secure payment of workers’ compensation, employment insurance, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(i) licenses of Intellectual Property permitted by Section 7.1 hereof;

(j) Lien on the Deposit Account and/or Certificate of Deposit securing the Indebtedness described in clause (f) of the defined term “Permitted Indebtedness”, but only to the extent of such Permitted Indebtedness; and

(k) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a), (c) and (j) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” means with respect to the Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to Lenders in amount equal to:

(a) for a prepayment made on or after the Funding Date of the Term Loan through and including the first anniversary of the Funding Date of the Term Loan, two percent (2.0%) of the principal amount of the Term Loan prepaid; and

(b) for a prepayment made after the date which is after the first anniversary of the Funding Date of the Term Loan, one percent (1.0%) of the principal amount of the Term Loan prepaid.

“Pro Rata Share” means, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of the Term Loan held by such Lender by the aggregate outstanding principal amount of the Term Loan.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their respective Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding, sixty-six percent (66%) or more of the aggregate outstanding principal balance of the Term Loan, plus, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its respective Term Loan and (B) each assignee of an Original Lender provided such assignee was assigned or transferred and continues to hold 100% of the assigning Original Lender’s interest in the Term Loan (in each case in respect of clauses (A) and (B) of this clause (ii), whether or not such Lender is included within Lenders holding sixty-six percent (66%) of the Terms Loan); provided, however, that notwithstanding the foregoing, for purposes of Section 9.1(b) hereof, “Required Lenders” means (i) for so long as all Original Lenders retain 100% of their interests in their respective Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding, sixty-six percent (66%) or more of the aggregate outstanding principal balance of the Term Loan, plus, in respect of this clause (ii), each Original Lender that has not assigned or transferred any portion of its respective Term Loan (in each case in respect of this clause (ii), whether or not such Original Lender is included within Lenders holding sixty-six percent (66%) of the Term Loan). For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of a Borrower.

“SEC Filing” is a report filed by Ligand Pharmaceuticals Incorporated with the Securities and Exchange Commission on any of Forms 8-K, 10-Q or 10-K.

“Secured Promissory Note” is defined in Section 2.4.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by a Borrower subordinated to all of Borrower’s now or hereafter incurred Indebtedness to Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and Lenders executed among Collateral Agent, Borrower, and the other creditor), on terms acceptable to Collateral Agent and Lenders.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more of Affiliates of such Person.

“Term Loan” is the cash advance made pursuant to Section 2.2(a) hereof.

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to make Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWERS

LIGAND PHARMACEUTICALS INCORPORATED

By	/s/ John L.Higgins
Name:	John L.Higgins
Title:	President and Chief Executive Officer

SERAGEN, INC.

By	/s/ John L.Higgins
Name:	John L.Higgins
Title:	Chief Executive Officer

METABASIS THERAPEUTICS, INC.

By	/s/ John L.Higgins
Name:	John L.Higgins
Title:	President and Chief Executive Officer

PHARMACOPEIA, LLC

By: Ligand Pharmaceuticals Incorporated,
Its Sole and Managing Member

By	/s/ John L.Higgins
Name:	John L.Higgins
Title:	President and Chief Executive Officer

NEUROGEN CORPORATION

By	/s/ John L.Higgins
Name:	John L.Higgins
Title:	President and Chief Executive Officer

ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.

By	/s/ John L.Higgins
Name:	John L.Higgins
Title:	Chief Executive Officer

[Signature Page to Loan and Security Agreement]

LIGAND JVR, INC.

By	/s/ John L.Higgins
Name:	John L.Higgins
Title:	Chief Executive Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE CORPORATION, as Collateral Agent and as a Lender

By	/s/ John G. Henderson
Name:	John G. Henderson
Title:	Vice President and General Counsel

[Signature Page to Loan and Security Agreement]

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Term Loan

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance Corporation	$20,000,000	100.00%
TOTAL	$20,000,000	100.00%

1.

EXHIBIT A

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

The Collateral does not include Certificate of Deposit, account No. 60100378 maintained with Square 1 Bank (the “Cash Collateral Account”) at any time that (i) obligations of Borrower owing to Square 1 Bank in connection with the loan facility secured by the Cash Collateral Account are outstanding or (ii) Square 1 Bank has any obligation to make any credit extensions to Borrower under such loan facility. The Collateral includes the Cash Collateral Account at all other times.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired except to the extent that it is necessary under applicable law to have a security interest in any of the following in order to have a perfected lien and security interest in and to the “IP Proceeds” defined below: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished; any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same; trademarks, trade names, service marks, mask works, rights of use of any name or domain names and, to the extent permitted under applicable law, any applications therefor, whether registered or not; and the goodwill of the business of Borrower connected with and symbolized by such trademarks and service marks, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing and any claims for damage by way of any past, present, or future infringement of any of the foregoing (collectively, the “IP Proceeds”).

Pursuant to the terms of a certain negative pledge arrangement with Lender, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Lender’s prior written consent. For avoidance of doubt: the foregoing sentence is subject to certain exceptions set forth in such negative pledge arrangement with Lender, including without limitation the granting of non-exclusive licenses (or exclusive field-of-use licenses) for the use of the Intellectual Property in the ordinary course of business in connection with joint ventures and corporate collaborations to the extent permitted, and subject to the terms of, such arrangement.

2.

EXHIBIT B

Loan Payment/Advance Request Form

DISBURSEMENT LETTER

The undersigned, being the duly elected and acting of LIGAND PHARMACEUTICALS INCORPORATED (“Borrower”), certifies on behalf of all Borrowers to OXFORD FINANCE CORPORATION, (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) in connection with that certain Loan and Security Agreement dated on or about the date hereof by and between Borrowers and Collateral Agent (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by each Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2. No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3. Borrowers are in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5. No Material Adverse Change has occurred.

6. The undersigned is a Responsible Officer.

7. The proceeds for the Term Loan shall be disbursed as follows:

Disbursement from Collateral Agent:
Loan Amount	$
Plus:
—Deposit Received	($	)
Less:
—Existing Debt Payoff to be remitted to
per the Payoff Letter dated	($	)
—Lender’s Legal Fees	($	)
— Facility Fee	($	)
Net Proceeds due from Collateral Agent:	$

3.

The aggregate net proceeds of the Term Loan in the amount of $            shall be transferred to Borrower’s account as follows:

Account Name:
Bank Name:
Bank Address:
Account Number:
ABA Number:

Dated:

BORROWER:

LIGAND PHARMACEUTICALS INCORPORATED

By
Name:
Title:

AS COLLATERAL AGENT AND AS A LENDER:

OXFORD FINANCE CORPORATION

By
Name:
Title:

4.

EXHIBIT C - COMPLIANCE CERTIFICATE

TO: Oxford Finance Corporation, as Collateral Agent

FROM: LIGAND PHARMACEUTICALS INCORPORATED

The undersigned authorized officer of Ligand Pharmaceuticals Incorporated (“Borrower”) on behalf of itself and all Borrowers, certifies that in accordance with the terms and conditions of the Loan and Security Agreement among Borrowers, Collateral Agent, and Lenders (the “Loan Agreement”),

(i) Borrowers are in compliance for the period ending             with all provisions of the Loan Agreement except as noted below;

(ii) There are no Events of Default, except as noted below;

(iii) Except as noted below, all representations and warranties contained in the Loan Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(iv) Each Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and each Borrower has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by such Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement;

(v) No Liens have been levied or claims made against a Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which a Borrower has not previously provided written notification to Collateral Agent

Attached are the required documents, if any, supporting our certification(s). The Officer on behalf of Borrower further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

5.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

Reporting Covenant	Requirement		Complies
Financial statements	Monthly within 30 days		Yes	No	N/A

Annual (CPA Audited) statements	Within 120 days after Fiscal Year End		Yes	No	N/A

Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (1/31) and when Board approves revisions		Yes	No	N/A

8-K, 10-K and 10-Q Filings	If applicable		Yes	No	N/A

Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$
	Month	QTD	YTD

$

Deposit and Securities Accounts	(Please list all accounts; attach separate sheet if additional space needed)

Bank	Account Number	New Account?		Acct Control Agmt in place?

		Yes	No	Yes	No

		Yes	No	Yes	No

		Yes	No	Yes	No

		Yes	No	Yes	No

		Yes	No	Yes	No

		Yes	No	Yes	No

Financial Covenants	Requirement	Actual		Compliance

None

Other Matters

Have there been any changes in management since the last Compliance Certificate?			Yes	No

Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Agreement?			Yes	No

Have there been any new or pending claims or causes of action against Borrower that involve more than $100,000?			Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

6.

LIGAND PHARMACEUTICALS INCORPORATED	LENDERS USE ONLY

By:	Received by: Verified by:
Name:	Date: Date:
Title:

Compliance Status Yes No

7.

EXHIBIT D

SECURED PROMISSORY NOTE

$20,000,000	January 24, 2011

FOR VALUE RECEIVED, LIGAND PHARMACEUTICALS INCORPORATED , a Delaware corporation, and each of the other Persons signing below as a Borrower (individually, a “Borrower” and, collectively, the “Borrowers”) jointly and severally PROMISE TO PAY to the order of OXFORD FINANCE CORPORATION (“Lender”) the principal amount of TWENTY MILLION DOLLARS ($20,000,000) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrowers by Lender, plus interest on the aggregate unpaid principal amount of Term Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated as of January 24, 2011 by and among Borrowers, Oxford Finance Corporation, as Collateral Agent and as a Lender, and Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrowers agree to pay any initial partial monthly interest payment from the date the Term Loan is made to Borrower under this Secured Promissory Note (this “Note”) to the first Payment Date (“Interim Interest”) on the first Payment Date.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Note. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrowers, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrowers to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrowers shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of a Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrowers shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity. Unless and until Lender notifies Borrowers in writing that such a registered transfer has occurred and that it is so recorded on the record of ownership, Borrowers shall be entitled to act as if there has been no such transfer and no such recordation on the record of ownership.

8.

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

LIGAND PHARMACEUTICALS INCORPORATED

By
Name:
Title:

SERAGEN, INC.

By
Name:
Title:

METABASIS THERAPEUTICS, INC.

By
Name:
Title:

PHARMACOPEIA, LLC

By: Ligand Pharmaceuticals Incorporated, Its Sole and Managing Member

By
Name:
Title:

NEUROGEN CORPORATION

By
Name:
Title:

ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.

By
Name:
Title:

LIGAND JVR, INC.

By
Name:
Title:

1.

FORM OF

CORPORATE BORROWING CERTIFICATE

BORROWER: [Borrower]	DATE:
COLLATERAL AGENT: OXFORD FINANCIAL CORPORATION

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2. Borrower’s legal name is set forth above. Borrower is a corporation existing under the laws of the State of                     .

3. Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 1 above. Except for such attached amendments, such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Oxford Financial Corporation (“Lender”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Lender a security interest in any of Borrower’s assets.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements they believe to be necessary to effectuate such resolutions.

1.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                      of Borrower, hereby certify as to paragraphs 1 through 5 above, as                      [print title]                      of the date set forth above.

By:
Name:
Title:

2.